EXHIBIT 23.1


                  [ LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP ]




                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1999 appearing on page 29 of Anchor Financial Coporation's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Columbia, South Carolina
April 12, 1999

                   [ LETTERHEAD OF J.W. HUNT AND COMPANY LLP ]



                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1998, relating to the consolidated financial statements ComSouth Bankshares Inc. appearing on page 30 of the Annual Report on Form 10-K. The consolidated financial statements of ComSouth Bankshares Inc. are not separately presented in the Form 10-K

/s/  J.W. Hunt and Company LLP

J.W. Hunt and Company LLP
Columbia, South Carolina
April 12, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 1998, relating to the consolidated financial statements of M&M Financial Corporation appearing on page 31 of the Annual Report on Form 10-K. The consolidated financial statements of M&M Financial Corporation are not separately presented in the Form 10-K

/s/  Tourville, Simpson & Henderson, L.L.P.

Tourville, Simpson & Henderson, L.L.P.
Columbia, South Carolina
April 12, 1999